UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2016

GARNERO GROUP ACQUISITION COMPANY
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36482	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Av Brig. Faria Lima 1485-19 Andar Brasilinvest Plaza CEP 01452-002 Sao Paulo Brazil
(Address of Principal Executive Offices) (Zip Code)

+55 (11) 3094-7970
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On August 26, 2015, Garnero Group Acquisition Company (“GGAC”), a Cayman Islands exempted company, entered into an Investment Agreement with Q1 Comercial de Roupas S.A., a Brazilian company (“Grupo Colombo”), Alvaro Jabur Maluf Junior and Paulo Jabur Maluf (the “Controlling Persons”) and the persons listed under the caption “Optionholder” on the signature pages thereto, which agreement was amended and restated as of December 17, 2015 and further amended as of June 10, 2016 (as so amended, the “Investment Agreement”). Pursuant to the Investment Agreement, the Controlling Persons and the Optionholders were to contribute to GGAC all of Grupo Colombo’s equity, as a result of which Grupo Colombo was to become a wholly-owned subsidiary of GGAC. The terms of the Investment Agreement were summarized in the Current Reports on Form 8-K filed by GGAC on August 27, 2015, December 21, 2015 and June 15, 2016 and in the definitive proxy statement filed by GGAC on March 31, 2016.

As a result of certain material breaches by Grupo Colombo and the Controlling Persons of the Investment Agreement, on July 20, 2016, GGAC terminated the Investment Agreement, effective immediately. GGAC intends to vigorously pursue its claims and remedies under the Investment Agreement and applicable law against Grupo Colombo, the other parties to the Investment Agreement and their respective affiliates and representatives.

The extraordinary general meeting of shareholders of GGAC that was held on July 18, 2016 to vote on an extension of the deadline for GGAC to complete an initial business combination was concluded without considering any business. The adjourned extraordinary general meeting of shareholders of GGAC that was held on July 19, 2016 to vote on the business combination with Grupo Colombo and other related proposals also was concluded without considering any business.

GGAC’s corporate existence will terminate as of July 22, 2016 except for the purposes of winding up its affairs and liquidating. The share transfer books of GGAC will be closed as of July 23, 2016. As soon as practicable, GGAC will liquidate and distribute to the holders of ordinary shares issued in its initial public offering their pro-rata portion of the funds held in its trust account established for the benefit of such shareholders, which will be approximately $10.05 per share.  Its warrants and rights will expire with no value. A press release announcing such determination was issued on July 20, 2016 and is filed as Exhibit 99.1 to this Current Report.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The information set forth under Item 1.02 is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated July 20, 2016.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2016

GARNERO GROUP ACQUISITION COMPANY

By:	/s/ Mario Garnero
Name: Mario Garnero Title: Chief Executive Officer